UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 28, 2008, CallWave, Inc., a Delaware corporation (the “Company”), announced that it has realigned its operations to better address its strategic business focus. As part of this realignment, the Company has implemented a reduction in its overall headcount affecting approximately seventeen percent (17%) of its workforce and a consolidation of certain facilities.

The Company estimates the cost of the restructuring will be approximately $600,000 to $800,000.

Cautionary Statement:

The statement above regarding the expected charges to be incurred with the restructuring are forward-looking statements. Actual results could differ materially, as final determinations as to the lease exit costs and severance amounts to be paid for some employees have not been made, and so it is possible that the timing and amounts of the charges to be issued may vary from the amounts and ranges set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC., a Delaware corporation

Date: September 3, 2008	By:	/s/ Mark Stubbs
Mark Stubbs Chief Financial Officer